SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2010

SPECTRASCIENCE, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State of other jurisdiction of incorporation)	000-13092 (Commission File Number)	41-1448837 (I.R.S. Employer Identification No.)

11568-11 Sorrento Valley Road, San Diego, CA 92121
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 847-0200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registration under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.

On June 18, 2010, SpectraScience, Inc. (the “Company”) closed a private offering with certain accredited investors pursuant to which the Company sold an aggregate of 315,323 units at a price of $10.00 per unit for aggregate gross proceeds of $3,153,231. The units were sold between April 2010 and June 2010.

Each unit consists of 50 shares of the Company’s Series C Preferred Stock (“Preferred Stock”) and 25 warrants to purchase one share of the Company’s common stock at an exercise price of $0.30 per share. The warrants have a term of five years. Each share of Preferred Stock is convertible into one share of common stock, subject to certain adjustment in the event of merger, stock splits, and other customary events. Generally, the Preferred Stock may be converted at any time into shares of common stock and shall automatically be converted into common stock generally in the event that (i) the Company completes a Qualified Public Offering (as defined below), or (ii) the underlying common stock may be sold pursuant to an effective registration statement or otherwise may be sold pursuant to exemption from registration and (iii) the average market price of the common stock is at least $0.20 for a period of ten days prior to conversion and certain volume conditions are met. The Company intends to prepare and file with the Securities and Exchange Commission a registration statement covering the resale of the shares of common stock issuable upon conversion of the Preferred Stock and exercise of the warrants issued in the offering.

A Qualified Public Offering means the closing of the first underwritten public offering pursuant to an effective registration statement filed under the Securities Act of 1933 after April 10, 2010 covering the offering and sale of common stock for the account of the Company on a firm commitment basis in which (i) the aggregate gross proceeds to the Company arising from the sale of securities solely for cash is at least $10,000,000 before deduction of underwriters’ commissions and expenses and (ii) prior to or as a result of such offering, the common stock is listed for trading on the New York Stock Exchange, the American Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market, or any other “exchange” recognized by rule of the SEC.

The Company retained certain SEC registered broker/dealers and members of the National Association of Securities Dealers as selling agents in connection with the subscriptions in the private offering. Pursuant to the terms of the private placement memorandum, the Company paid the selling agents cash commissions of approximately $390,000 and an expense reimbursement of approximately $63,000, and the Company has also agreed to issue selling agent warrants to purchase 1,576,616 shares of common stock at an exercise price of $0.35 per share. The warrants to be issued to the various selling agents contain substantially the same terms as the warrants issued to the investors in the private placement offering.

The securities referenced herein were issued in reliance upon the exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended, (“Securities Act”), and/or Regulation D, as promulgated by the U.S. Securities and Exchange Commission under the Securities Act, based upon the following: (a) each of the persons to whom the securities were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor,” as defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such units, (c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being acquired were being acquired for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

The foregoing description of the private offering is qualified in its entirety by reference to the full text to the form of Subscription Agreement, the form of warrant, and the Certificate of Designation of the Preferred Stock, each of which is attached hereto as Exhibit 4.4, 4.5 and 4.6 respectively, and each of which is incorporated herein in its entirety by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

4.4	Form of Subscription Agreement.

4.5	Form of Warrant.

4.6	Certificate of Designation of Rights and Preferences of Series C Preferred Stock of SpectraScience, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 24, 2010	SPECTRASCIENCE, INC.

	By:	/s/ James Hitchin
James Hitchin
	Its:	Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Description

4.4	Form of Subscription Agreement.

4.5	Form of Warrant.

4.6	Certificate of Designation of Rights and Preferences of Series C Preferred Stock of SpectraScience, Inc.